UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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ATLANTIC COAST FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

Not Applicable

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April 21, 2015

Dear Fellow Stockholder:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Atlantic Coast Financial Corporation, the parent company of Atlantic Coast Bank. The Annual Meeting will be held at the Sheraton Jacksonville Hotel located at 10605 Deerwood Park Blvd., Jacksonville, Florida 32256, at 10:00 AM, local time, on May 18, 2015.

The enclosed notice of Annual Meeting of Stockholders and proxy statement describe the matters to be acted on at the Annual Meeting, which includes:

•	the election of two nominees for director named in the enclosed proxy statement each for a term of three years;

•	the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

•	the transaction of such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Our Board of Directors has determined that the matters to be acted on at the Annual Meeting are in our best interests and the best interests of our stockholders. For the reasons set forth in the proxy statement, our Board of Directors unanimously recommends a vote “FOR” each of the director nominees named in the enclosed proxy statement and “FOR” the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Following the voting, we will report on our consolidated operations. Our directors and officers will be present to respond to any questions that stockholders may have.

Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2014, which contains detailed information concerning our activities and operating performance as well as our consolidated audited financial statements. On behalf of the Board of Directors, we urge you to vote your shares of common stock as soon as possible even if you currently plan to attend the Annual Meeting. Record holders of our common stock may vote their shares prior to the Annual Meeting by completing and mailing the enclosed proxy card in accordance with the instructions on the proxy card. Beneficial owners of our common stock may vote their shares prior to the Annual Meeting by following the instructions provided by their broker. Voting your shares prior to the meeting will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

John K. Stephens, Jr.
President and Chief Executive Officer

ATLANTIC COAST FINANCIAL CORPORATION

4655 Salisbury Road, Suite 110

Jacksonville, Florida 32256

(800) 342-2824

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 18, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2015

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014 are available at:

http://www.irinfo.com/acfc/acfc.html

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Atlantic Coast Financial Corporation will be held at the Sheraton Jacksonville Hotel located at 10605 Deerwood Park Blvd., Jacksonville, Florida 32256, at 10:00 AM, local time, on May 18, 2015. A proxy card and a proxy statement for the Annual Meeting are enclosed. The meeting is being held for the purpose of considering and acting upon:

1.	the election as directors of two nominees named in the enclosed proxy statement each for a term of three years;

2.	the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

3.	any such other business as may properly come before the Annual Meeting and any postponements or adjournments, thereof.

Our Board of Directors has not received notice of any other business to come before the Annual Meeting. Action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on April 10, 2015, are the stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OF COMMON STOCK WITHOUT DELAY. RECORD HOLDERS OF OUR COMMON STOCK MAY VOTE THEIR SHARES PRIOR TO THE ANNUAL MEETING BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. BENEFICIAL OWNERS OF OUR COMMON STOCK MAY VOTE THEIR SHARES PRIOR TO THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS PROVIDED BY THEIR BROKER. YOU MAY REVOKE A PROXY AT ANY TIME BEFORE WE VOTE AT THE ANNUAL MEETING. YOU MAY DO SO BY EXECUTING AND RETURNING A PROXY CARD DATED LATER THAN A PREVIOUSLY SUBMITTED PROXY OR BY SUBMITTING A WRITTEN REVOCATION TO OUR CORPORATE SECRETARY BEFORE THE VOTE IS TAKEN AT THE ANNUAL MEETING. IF YOU HOLD SHARES OF COMMON STOCK THROUGH A BROKER, YOU SHOULD FOLLOW THE INSTRUCTIONS OF YOUR BROKER REGARDING VOTING AND REVOCATION OF PROXIES. IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR BROKER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Kathryn E. Henthorn
SVP, General Counsel and Corporate Secretary

Jacksonville, Florida

April 21, 2015

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

ATLANTIC COAST FINANCIAL CORPORATION

4655 Salisbury Road, Suite 110

Jacksonville, Florida 32256

(800) 342-2824

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2015

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of our Board of Directors to be used at our 2015 Annual Meeting of Stockholders (the Annual Meeting), and all adjournments or postponements of the Annual Meeting, which will be held at the Sheraton Jacksonville Hotel located at 10605 Deerwood Park Blvd., Jacksonville, Florida 32256, at 10:00 AM, local time, on May 18, 2015. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 21, 2015. On February 3, 2011, Atlantic Coast Federal Corporation completed its “second step” conversion from the mutual holding company structure to the fully public stock holding company and was succeeded by Atlantic Coast Financial Corporation. All references to company actions prior to February 3, 2011 are to Atlantic Coast Federal Corporation.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments or postponements thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You can vote your shares of our common stock prior to the Annual Meeting by signing and returning the enclosed proxy card to us, in accordance with instructions set forth on the proxy card. Proxies received by us, which are signed, but contain no instructions for voting, will be voted in accordance with our Board of Directors’ recommendations for the proposals set forth in this proxy statement.

Proxies may be revoked by sending written notice of revocation to our Corporate Secretary, Kathryn E. Henthorn, at our address shown above, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of our common stock, par value $0.01 per share, as of the close of business on April 10, 2015 are entitled to one vote for each share then held. As of April 10, 2015, there were 15,509,061 shares of our common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the proxy card included with this proxy statement enables a stockholder to vote FOR the election of one or more of the nominees for director named in this proxy statement, or to WITHHOLD authority to vote for one or more of such nominees. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxy cards for which the authority to vote for the nominees being proposed is withheld. Cumulative voting is not permitted with respect to the election of directors.

As to the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm, a stockholder may: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on such proposal. The affirmative vote of holders of a majority of the votes cast at the Annual Meeting in person or by proxy is required for the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015. The approval of this proposal will be determined by a majority of the votes cast at the Annual Meeting, without regard to abstentions or broker non-votes.

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Persons and groups who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of the dates indicated in the footnotes below, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding
Basswood Capital Management LLC 645 Madison Avenue, 10th Floor New York, New York 10022	1,535,310	(2)	9.90
Bhanu Choudhrie 1 Vincent Square London, SWIP 2PN	1,409,077	(3)	9.09
FJ Capital Management LLC 1313 Dolley Madison Blvd., Suite 306 McLean, Virginia 22101	1,375,600	(4)	8.87
Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	1,368,820	(5)	8.83
The Albury Investment Partnership 88 Phillip Street, Aurora Place, Suite 4, Level 40 Sydney, Australia NSW 2000	1,328,666	(6)	8.57
Mendon Capital Advisors Corp. 150 Allens Creek Road Rochester, New York 14618	1,150,000	(7)	7.42
TFO USA Limited 555 5th Avenue, 6th Floor New York, New York 10017	1,076,512	(8)	6.94
RMB Capital Holdings LLC 115 S. LaSalle Street, 34th Floor Chicago, Illinois 60603	813,199	(9)	5.24

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if such person has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2015, Basswood Capital Management LLC, Matthew Lindenbaum and Bennett Lindenbaum have shared voting and investment power over 1,535,310 shares. Messrs. Lindenbaum and Lindenbaum are managing members of Basswood Capital Management LLC.
(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on April 23, 2014, Bhanu Choudhrie, one of our directors, Emblem Investments LLC, and Emblem Capital Limited had shared voting and investment power over 1,409,077 shares. Mr. Choudhrie is a manager of Emblem Investments LLC and Emblem Capital Limited.
(4)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2015 by Financial Opportunity Fund LLC, Bridge Equities III LLC, FJ Capital Management LLC, Martin S. Friedman, SunBridge Manager LLC, SunBridge Holdings LLC, and Realty Investment Company Inc. (the FJ Group), each member of the FJ Group shares voting and investment power over all or a portion of the 1,375,600 shares. Mr. Friedman is CEO of FJ Capital Management LLC, and managing member of Financial Opportunity Fund LLC.
(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014, Wellington Management Company LLP, in its capacity as investment adviser, and its clients who are owners of record have shared voting and investment power over 1,368,820 shares.
(6)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on May 6, 2014, The Albury Investment Partnership, The Albury Investment Trust – Rose Capital Pty Limited, and Seumas Dawes have shared voting and investment power over all 1,328,666 shares. Mr. Dawes is Director and managing member of The Albury Investment Partnership and The Albury Investment Trust – Rose Capital Pty Limited.
(7)	Based on a Schedule 13G (file number 005-80066) filed with the Securities and Exchange Commission on February 14, 2014, Mendon Capital Advisors Corp. (Mendon Capital), and Anton V. Schutz have sole voting power over 488,750 shares and sole investment power over 661,250 shares. Mendon Capital, in its capacity as investment adviser, Mr. Schutz, and Mendon Capital clients who are owners of record have shared voting power over 661,250 and shared investment power over 488,750 shares. Mr. Schutz is the sole stockholder and President of Mendon Capital.
(8)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2015, TFO USA Limited has sole voting and investment power over all 1,076,512 shares.
(9)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2015, by RMB Capital Holdings LLC, RMB Capital Management LLC, Iron Road Capital Partners LLC, and RMB Mendon Managers LLC (the RMB Group), each member of the RMB Group shares voting and investment power over all or a portion of the 813,199 shares.

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PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our Bylaws divide our directors into three classes that are as nearly equal in number as possible (e.g., we currently have three classes each consisting of three directors). Our directors are generally elected at our annual meeting of stockholders for a three-year term expiring at the third succeeding annual meeting of stockholders after their election, or such shorter period as our Board of Directors may determine or if the director is elected to fill a vacancy, and until their respective successors have been duly elected and qualified. The terms of office of our three classes of directors expire on a staggered basis such that the terms of one of the three classes expires at each annual meeting of our stockholders, unless the term of a director in that class ended early due to the earlier death, resignation, or removal of the director.

Two directors will be elected at the Annual Meeting and will serve until their respective successors have been duly elected and qualified. Our Governance and Nominating Committee of our Board of Directors has nominated Bhanu Choudhrie and James D. Hogan to serve as directors for three-year terms. Both of the nominees are currently members of our Board of Directors. H. Dennis Woods previously announced on February 11, 2015, that he is retiring and is not standing for re-election as a director at the Annual Meeting. Since Mr. Woods’ announcement of his retirement, our Board of Directors voted to reduce the number of seats on our Board of Directors from nine to eight effective as of the date of the Annual Meeting and contemporaneous with Mr. Woods’ retirement from our Board of Directors. Therefore, if Mr. Choudhrie and Mr. Hogan are re-elected as directors, our Board of Directors will consist of eight members and will have three classes of directors with two classes consisting of three directors and one class consisting of two directors.

Name (1)	Age	Positions Held with Atlantic Coast Financial Corporation	Director Since (2)	Term to Expire	Shares of Common Stock Beneficially Owned (3)		Percent of Class

DIRECTOR NOMINEES
Bhanu Choudhrie	36	Director Nominee	2010	2018(4)	1,409,077	(6)	9.09%
James D. Hogan	70	Director Nominee and Chief Risk Officer	2013	2018(4)	10,000		*
DIRECTORS CONTINUING IN OFFICE
Dave Bhasin	64	Director	2013	2016	5,000		*
Kevin G. Champagne	65	Chairman, Director	2013	2016	15,000	(7)	*
John J. Dolan	58	Vice Chairman, Director	2013	2016	10,000		*
W. Eric Palmer	52	Director	2005	2017	9,233	(8)	*
Jay S. Sidhu	63	Director	2010	2017	148,816	(9)	*
John K. Stephens, Jr.	51	Director, President and Chief Executive Officer	2013	2017	10,044	(10)	*
DIRECTORS WHO ARE NOT CONTINUING IN OFFICE
H. Dennis Woods	69	Director	1987	2015	14,701	(11)	*
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John C. (Jay) Lent	56	Former Executive Vice President and Chief Financial Officer	N/A	N/A	─(12)		─
Phillip S. Buddenbohm**	44	Executive Vice President and Chief Credit Officer	N/A	N/A	7,362	(13)	*
		All directors and executive officers as a group (10 persons) (5)			1,639,507	(14)	10.57%

*	Less than 1%.
**	Mr. Buddenbohm is an officer of Atlantic Coast Bank.
(1)	The mailing address for each person listed is 4655 Salisbury Road, Suite 110, Jacksonville, FL 32256.
(2)	Reflects initial appointment to the Board of Directors of our predecessor, Atlantic Coast Federal Credit Union, for Mr. Woods. Each of our directors, with the exception of Messrs. Sidhu and Choudhrie, is also a director of Atlantic Coast Bank.
(3)	See definition of “beneficial ownership” at footnote (1) to the table “Voting Securities and Principal Holders Thereof.”
(4)	If elected at the Annual Meeting.
(5)	Although Mr. Lent is one of our “named executive officers” for the purposes of the executive compensation-related disclosures in the “Summary Compensation Table” and related sections of this proxy statement, Mr. Lent is not included in the “All directors and executive officers as a group” row of the beneficial ownership table above because Mr. Lent resigned from serving as our Executive Vice President and Chief Financial Officer, effective as of January 29, 2015, and therefore was not an executive officer as of April 6, 2015.
(6)	All 1,409,077 shares of common stock are held by a company controlled by Mr. Choudhrie, see footnote (3) to the table “Voting Securities and Principal Holders Thereof” for more information.

footnotes continued on next page

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(7)	Includes 10,000 shares of common stock held by Mr. Champagne’s spouse.
(8)	Includes 622 shares of common stock held in a director retirement plan account, 5,144 shares of common stock that can be acquired pursuant to stock options exercisable within 60 days of April 6, 2015, and 19 shares of common stock held by Mr. Palmer’s children.
(9)	Includes 1,745 shares of common stock held in Mr. Sidhu’s 401(k) plan account, and 15,680 shares of common stock that can be acquired pursuant to stock options within 60 days of April 6, 2015.
(10)	Includes 44 shares of common stock held in Mr. Stephens’ employee stock ownership plan account.
(11)	Includes 5,144 shares of common stock that can be acquired pursuant to stock options within 60 days of April 6, 2015.
(12)	Mr. Lent resigned as our Executive Vice President and Chief Financial Officer effective as of January 29, 2015, but he continued his employment through March 2, 2015, in order to facilitate an orderly transition.
(13)	Includes 265 shares of common stock held in Mr. Buddenbohm’s 401(k) plan account, 1,753 shares of common stock held in Mr. Buddenbohm’s employee stock ownership plan account, and 2,842 shares of common stock that can be acquired pursuant to stock options exercisable within 60 days of April 6, 2015.
(14)	No directors or executive officers have pledged any of our common stock.

Directors

Director Nominees

Bhanu Choudhrie. Elected to our Board of Directors in July 2010, Mr. Choudhrie rejoined C&C Alpha Group Ltd (C&C Alpha), a London-based private equity group, as Executive Director in August 2014. Mr. Choudhrie previously served in the same position at C&C Alpha from 2006 until February 2014. Prior to this, Mr. Choudhrie served as Executive Director of C&C Business Solutions. He is a private equity investor with investments in the United States, United Kingdom, Europe and Asia, and is currently a director of Customers Bancorp, Inc. (Customers Bancorp) in Pennsylvania and Quatro Management, Inc. in New York. Mr. Choudhrie benefits us with his business and financial services industry experiences as well as his knowledge of global economic trends and conditions that frequently impact U.S. financial institutions.

James D. Hogan. Mr. Hogan has been a director since December 2013 and our Chief Risk Officer since May 2014. Mr. Hogan first joined us as Executive Vice President and interim Chief Financial Officer in December 2013 and served in that role through April 2014. Mr. Hogan recently began serving again as interim Chief Financial Officer in March 2015. Prior to joining us, Mr. Hogan served as Executive Vice President and interim Chief Financial Officer of Customers Bancorp and Customers Bank (collectively with Customers Bancorp, Customers), both headquartered in Southeast Pennsylvania, from October 2012 to August 2013. Mr. Hogan also served as Customers’ Executive Vice President and Director of Enterprise Risk Management from June 2010 to October 2012. From 2005 to 2010, Mr. Hogan was retired, but continued to work occasionally, primarily in private consulting. Mr. Hogan was Executive Vice President and Chief Financial Officer of the Philadelphia-based Sovereign Bancorp, Inc. (Sovereign), now Santander Bank, from 2001 to 2005. Prior to Sovereign, he was Executive Vice President and Corporate Controller of Firstar Bancorp (now US Bancorp) from 1987 to 2001, and was the Controller of The Idaho First National Bank (now West One Bank) from 1978 to 1987. Mr. Hogan became a certified public accountant in 1970, keeping an active license through 2005, and began his career as a bank audit specialist with Coopers and Lybrand (now PriceWaterhouseCoopers). Mr. Hogan’s extensive and lengthy experience in the banking industry as a chief financial officer as well as in the risk management and audit related areas provide significant value to the Board of Directors.

Directors Continuing In Office

Dave Bhasin. Mr. Bhasin is Chief Executive Officer of D.B. Concepts, Inc., a privately-held company he started in 2000, which operates franchised restaurants with locations throughout East Pennsylvania. In addition, he is the founder and president of various related private companies that own the restaurants and related real estate. Prior to starting D.B. Concepts, Inc., Mr. Bhasin held various technology and business management positions with Air Products & Chemicals, Inc. Mr. Bhasin’s extensive business background provides valuable business and entrepreneurial insight and perspective to our Board of Directors.

Kevin G. Champagne. Mr. Champagne, who has been named Chairman of our Board of Directors, is currently retired. He began his career in 1971 in the Management Training Program of New Bedford Five Cent’s Savings Bank, which changed its name to Seacoast Financial Services Corporation (Seacoast), in New Bedford, Massachusetts. Mr. Champagne advanced through Seacoast, culminating in being appointed President and Chief Executive Officer in 1994. During Mr. Champagne’s tenure Seacoast grew through acquisitions, successful completion of an initial public offering together with a mutual to stock conversion, improved profitability and increased stockholder dividends, as well as the ultimate sale of Seacoast to Sovereign in 2004. Mr. Champagne also served on Sovereign’s Board of Directors until 2007. Mr. Champagne brings to our Board of Directors extensive expertise in banking, growing a successful bank, serving as senior management, and serving on multiple Boards of Directors of public bank holding companies.

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John J. Dolan. Mr. Dolan, who has been named Vice Chairman of our Board of Directors, has been the Managing Member of Dolan Finance, LLC, since February 2015, which serves as general partner for Dolan Real Estate Finance, LP, which is a newly formed private investment fund that deals in financing short-term commercial real estate transactions. He was retired from January 2012 until February 2015. Mr. Dolan was employed by First Commonwealth Financial Corporation and its predecessor (First Commonwealth) headquartered in Indiana, Pennsylvania, from 1980 until December 2011. Mr. Dolan most recently served as the President and Chief Executive Officer of First Commonwealth after serving First Commonwealth as Chief Financial Officer for 20 years, and was also a director of First Commonwealth from 2007 to December 2011. He helped transform First Commonwealth from a bank with $200 million in assets to a publicly traded bank holding company with $6 billion in assets. Mr. Dolan brings to our Board of Directors extensive experience as the strategic and financial leader of a community bank, including raising capital, the development of executive management, and achieving growth through acquisitions.

W. Eric Palmer. Mr. Palmer is a life-long resident of Jacksonville, Florida. He has been employed by the Mayo Clinic for the past 23 years. He currently serves as an Operations Administrator for the Affiliated Practice Network. He previously served as the Operations Manager for Primary Care, the Director and Section Head of Patient Financial Services and as Section Manager of Accounts Receivable. Mr. Palmer is active in a number of Jacksonville area civic organizations, which provide an opportunity for the community to learn more about Atlantic Coast Bank and its products and services. Mr. Palmer was associated with Atlantic Coast Federal Credit Union as a member of its Credit Union Service Organization and its Community Advisory Board. In those roles, Mr. Palmer interacted with members and member organizations and helped identify business development opportunities. Originally, Mr. Palmer was nominated as a director in order to use his previous experience and familiarity with the Atlantic Coast Federal Credit Union members to assist management in the transition from a credit union to a publicly traded bank holding company. Mr. Palmer also brings to our Board of Directors and organization knowledge and insight about our Florida markets through his involvement in Jacksonville civic organizations which is useful to Atlantic Coast Bank’s product design and marketing plans.

Jay S. Sidhu. Mr. Sidhu is a director and the Chairman and Chief Executive Officer of Customers where he has served since June 2009. Mr. Sidhu was the Chairman and Chief Executive Officer of Sidhu Advisors, LLC, a private equity and financial services consulting company, from 2006 until 2009. Previously, Mr. Sidhu served as Chairman and Chief Executive Officer of Sovereign where he was employed from 1986 until 2006. Under his leadership, Sovereign grew from a small thrift with less than $1 billion in assets to a nearly $90 billion financial institution, with a branch network of 800 locations serving customers from Maryland to New Hampshire. Mr. Sidhu has extensive experience in the financial services industry, as well as his capital markets background. Mr. Sidhu brings to our Board of Directors significant experience in public company operations and management, and is expected to contribute meaningfully to the Board of Director's work in evaluating strategic opportunities, and offering guidance with respect to credit management.

John K. Stephens. Mr. Stephens is a 24-year veteran of the banking and financial services industry. Mr. Stephens joined us as President and Chief Executive Officer in October 2013. Prior to joining us, from May 2011 until September 2013, Mr. Stephens served as President of Orlando, Florida-based Tower Bridge Capital, Inc., a privately held mezzanine debt and strategic advisory firm focused on emerging growth companies. From 2006 to 2011, he served as Chief Lending Officer for the Central and North Florida operations of Fifth Third Bank, N.A., overseeing a loan portfolio of almost $2 billion and was responsible for strategic leadership for all wholesale banking activities in that market area. Mr. Stephens began his career in 1986 with Wachovia Bank, N.A., now Wells Fargo & Company, where he started as a regional banking officer, later became a relationship manager responsible for originating and managing senior debt and ancillary service relationships with corporate clients, and was ultimately selected to start and lead a leveraged finance group. Mr. Stephens brings significant and varied banking experience to our Board of Directors, including work within the Northeast Florida market.

Executive Officers Who Are Not Directors

Phillip S. Buddenbohm. Mr. Buddenbohm has served as Executive Vice President and Chief Credit Officer of Atlantic Coast Bank since 2007. He previously served as Senior Vice President of Credit Administration from 2005 until 2007. Formerly a Vice President in the Consumer Services Division of National Commerce Financial Corporation in Memphis, Tennessee, Mr. Buddenbohm has 22 years of experience in lending, credit administration and branch services.

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Board Structure and Risk Oversight

The Chairman of our Board of Directors and our Chief Executive Officer are positions held by separate individuals. Kevin G. Champagne is Chairman of our Board of Directors and John K. Stephens, Jr. is our President and Chief Executive Officer. The Chief Executive Officer is responsible for setting our strategic direction, day-to-day leadership, and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of our full Board. By maintaining the separate positions of Chairman and Chief Executive Officer, our Board of Directors believes it enhances its ability to provide strong, independent oversight of our management and affairs. In addition, the separation of the Chairman of the Board and Chief Executive Officer allows the Chief Executive Officer to better focus his efforts on strengthening our franchise and increasing stockholder value. The suitability of this structure is reviewed on an annual basis by our Board of Directors.

Our Board of Directors and management have established a risk governance process to manage the material risks that are inherent in the financial services industry, as well as those that are most immediate to us. Our full Board of Directors is actively engaged in monitoring all of our risks. However, in 2014, our Board of Directors established the Risk Committee as a standing committee of our Board of Directors to focus on helping management with critical risk areas. The other committees of our Board of Directors also assist in overseeing the various management committees of Atlantic Coast Bank that utilize measurement and management processes designed for their respective areas of authority.

Organizationally, we measure and manage risk according to five broad categories: market risk (including liquidity), credit risk, strategic risk, reputational risk, and operational risk (including legal and compliance). These broad categories have been separated into specific risk types, and the responsibilities for measurement and management of these risks are assigned to the committees of our Board of Directors and management committees.

Board Independence

Our Board of Directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. Our Board of Directors has determined in its business judgment that each of our directors and nominees for director is “independent” within the meaning of the NASDAQ corporate governance listing standards with the exception of John K. Stephens, Jr., who is our President and Chief Executive Officer, James D. Hogan who is our Chief Risk Officer, and Jay S. Sidhu who is our former Executive Chairman. Our Board of Directors has adopted a policy that its independent directors shall meet in executive session periodically, and at least twice per year, which meetings may be held in conjunction with regularly scheduled board meetings.

In determining the independence of the non-executive directors, our Board of Directors reviewed a loan from Atlantic Coast Bank made to Mr. Palmer and the investments made by each of Messrs. Choudhrie, Dolan, Champagne, Bhasin and Woods in our December 2013 public offering.

Meetings and Committees of our Board of Directors

Our business is conducted through regular and special meetings of our full Board of Directors and its standing committees. The standing committees consist of the Executive Committee, Audit Committee, Risk Committee, Compensation Committee, and Governance and Nominating Committee. During the fiscal year ended December 31, 2014, our Board of Directors had twelve regular meetings and one special meeting. During fiscal 2014, each of the Directors attended at least 75% of the aggregate total number of meetings our Board of Directors held while a Director, and at least 75% of the aggregate total number of meetings held by committees during service on those committees, except for director Palmer, who attended less than 75% of the aggregate total number of his committee meetings.

Executive Committee

Our Executive Committee currently consists of directors Champagne, who serves as chairman, Choudhrie, Dolan, Palmer, Sidhu, and Stephens. Our Executive Committee is generally authorized to act on behalf of our full Board of Directors when certain business matters require prompt action. During the fiscal year ended December 31, 2014, our Executive Committee did not meet as the full board held special meetings in lieu of committee meetings.

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Audit Committee

Our Audit Committee currently consists of directors Dolan, who serves as chairman, Champagne, Choudhrie, and Palmer. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibility relating to the integrity of our financial statements and the financial reporting processes; the systems of internal control over financial reporting; compliance with legal and regulatory requirements; the performance of our internal audit function; and our relationship with our independent registered public accounting firm. The committee hires, and reviews the reports prepared by, our registered public accounting firm and reviews substantially all of our periodic public financial disclosures. The committee is empowered to investigate any matter, with full access to all of our books, records, facilities and personnel that are necessary, and has the authority to retain at our expense legal, accounting or other advisors, consultants or experts, as it deems appropriate. Our Board of Directors has determined in its business judgment that each member of our Audit Committee is, and in 2014 was, “independent” as defined in the NASDAQ corporate governance listing standards for audit committee members and under the rules of the Securities and Exchange Commission. Our Board of Directors has determined in its business judgment that director Champagne qualifies as an “audit committee financial expert” as that term is used in the rules of the Securities and Exchange Commission. Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website at www.atlanticcoastbank.net, by clicking on Investor Relations and then Governance Documents. Our Audit Committee met ten times during the fiscal year ended December 31, 2014.

Risk Committee

Our Risk Committee currently consists of all of the directors, with director Sidhu serving as chairman. Our Risk Committee is responsible for managing the material risks that are inherent to us. Our Risk Committee measures and manages risk according to three broad categories: (1) credit risk, (2) market risk, including liquidity, and (3) operational risk, including compliance. During the fiscal year ended December 31, 2014, our Risk Committee met eleven times.

Compensation Committee

Our Compensation Committee is responsible for recommending to our full Board of Directors the compensation of the Chief Executive Officer and senior management, reviewing and administering the overall compensation policy, including setting performance measures and goals, approving benefit programs, establishing compensation of our Board of Directors and other matters of personnel policy and practice and coordinating such actions with the Benefits Committee of Atlantic Coast Bank. Our Compensation Committee currently consists of directors Champagne, who serves as chairman, Bhasin, and Choudhrie. Our Board of Directors has determined in its business judgment that each member of our Compensation Committee is, and in 2014 was, “independent” as defined in the NASDAQ corporate governance listing standards and rules of the Securities and Exchange Commission for Compensation Committee members. Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our website at www.atlanticcoastbank.net, by clicking on Investor Relations and then Governance Documents. Our Compensation Committee met four times during the year ended December 31, 2014.

The role of our Compensation Committee is to review annually the compensation levels of the executive officers and recommend compensation changes to our Board of Directors. Our Compensation Committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable us to attract, motivate and retain talented executive officers who are capable of achieving our business objectives and enhancing long-term stockholder value. Our Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with our financial and stock performance. The key elements of our compensation program for executives are: base salary, annual cash incentive compensation and stock based award compensation. As deemed necessary to determine that the key elements of our executive compensation strategy are appropriate for our industry and market, our Compensation Committee may utilize the services of third party compensation consultants to gain perspective on similar executive positions in peer groups of publicly traded financial institutions. No such compensation consultant services were obtained in 2014.

Our Compensation Committee directly reviews the performance of our Chief Executive Officer. Our Chief Executive Officer evaluates the performance and makes recommendations to our Compensation Committee for the other executive officers. However, our Compensation Committee has the sole authority to recommend changes regarding the total compensation of all executive officers to our full Board of Directors. Under our Board’s policies, the Chief Executive Officer and any other director who is also one of our executive officers do not participate in our Board of Directors’ determination of their own compensation.

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Governance and Nominating Committee

Our Governance and Nominating Committee currently consists of directors Choudhrie, who serves as chairman, Bhasin, and Palmer, each of whom our Board of Directors has determined in its business judgment is, and in 2014 was, “independent” as defined in the NASDAQ corporate governance listing standards. Our Board of Directors has adopted a written charter for our Governance and Nominating Committee, which is available on our website at www.atlanticcoastbank.net, by clicking on Investor Relations and then Governance Documents. Our Governance and Nominating Committee met two times during the year ended December 31, 2014.

The functions of our Governance and Nominating Committee include the following:

•	leading the search for individuals qualified to become members of our Board of Directors and to select director nominees to be presented for stockholder approval;

•	developing and recommending to our Board of Directors other specific criteria not specified in its charter for the selection of individuals to be considered for election or re-election to our Board of Directors;

•	adopting procedures for the submission of recommendations by stockholders for nominees to our Board of Directors; and

•	annually reviewing the adequacy of its charter and recommending any proposed changes to our Board of Directors.

Our Governance and Nominating Committee identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with the experience, qualifications, attributes and skills that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective. In addition, our Governance and Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. While the committee does not have a formal diversity policy in the consideration of director nominees, the committee guidelines do require diversity to be taken into account. The committee considers a number of other criteria, as set forth below, in its consideration of nominees for our Board of Directors.

Our Governance and Nominating Committee seeks to identify candidates who, at a minimum, satisfy the following criteria:

•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the opportunity to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of our Board of Directors and its committees, which includes being available for board and committee meetings;

•	a familiarity with the communities in which we operate and/or active engagement in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to us and our stockholders; and

•	the capacity and desire to represent and balance the best interests of the communities that we serve, including our stockholders and our customers, and not primarily a special interest group or constituency.

Our Governance and Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and applicable rules of the Securities and Exchange Commission.

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Our Governance and Nominating Committee has adopted procedures for the submission of recommendations for director nominees by our stockholders. While stockholder nominees are generally considered by our Board of Directors in the same way that the Board considers other proposed nominees, the committee may choose not to act on an unsolicited recommendation if no vacancy exists on our Board of Directors and the committee does not perceive a need to increase the size, or change the composition, of our Board of Directors. Stockholders can submit the names of qualified candidates for director by writing to the chairman of our Governance and Nominating Committee at 4655 Salisbury Road, Suite 110, Jacksonville, Florida 32256. The chairman must receive a submission not less than 120 days prior to the date of our proxy materials for the preceding year’s annual meeting.

The submission must include the following information:

•	a statement that the proponent making the submission is a stockholder and is proposing a candidate for consideration by our Governance and Nominating Committee;

•	the name and address of the stockholder as they appear on our stockholder records, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s beneficial ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors or those of our affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement from the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements of our Bylaws and the rules of the Securities and Exchange Commission, including those discussed on page 22 under “Advanced Notice of Business to be Conducted at Annual Meeting” and on page 23 under “Stockholder Proposals.”

Stockholder Communication with our Board of Directors

A stockholder who wants to communicate with our Board of Directors or with any individual director can write to us at 4655 Salisbury Road, Suite 110, Jacksonville, FL 32256, in each case to the attention of our Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership.

Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, or forward the communication for response by another employee. For example, a request for information about a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

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At each Board of Directors meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, and a Code of Ethics for our Chief Executive Officer and senior financial officers. The codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. The codes are available on our website at www.atlanticcoastbank.net, by clicking on Investor Relations and then Governance Documents. Amendments to and waivers from the codes that are required to be disclosed to stockholders will be posted on our website.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will make every effort to attend our annual meetings. Six of our then-current directors and three of our director nominees attended the prior year’s annual meeting of stockholders.

Audit Committee Report

Our Audit Committee has issued the following report:

•	It has reviewed and discussed with management and our independent registered public accounting firm, our audited consolidated financial statements for the year ended December 31, 2014;

•	It has discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended; and

•	It has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 and be filed with the Securities and Exchange Commission.

This Audit Committee Report does not constitute soliciting material and this Report should not be deemed filed or incorporated by reference into any of our other previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference therein.

This report has been provided by the Audit Committee.

John J. Dolan, Chairman

Kevin G. Champagne

Bhanu Choudhrie

W. Eric Palmer

Jacksonville, Florida

March 12, 2015

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of greater than 10% of our common stock to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing ownership and changes in ownership of our common stock. Securities and Exchange Commission rules require disclosure in a company’s annual proxy statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis.

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Based solely on a review of Forms 3, 4 and 5 filed during or with respect to 2014, and written representations from the applicable reporting persons, we believe that all of our officers and directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2014, except that (1) on February 14, 2014, Marshall D. Stone filed a late Form 5 reporting he was no longer subject to Section 16(a) at the time, (2) on August 29, 2014, Mr. Champagne filed a late Form 4 reporting six late transactions, and (3) on November 17, 2014, Mr. Bhasin filed a late Form 4 reporting one late transaction.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2014 and 2013, compensation for each of the individuals listed in the table below, who are each referred to as “named executive officers.”

Name and Principal Position (1)	Year	Salary ($)	All other compensation(2) ($)	Total ($)
John K. Stephens, Jr. (3)	2014	300,000	34,504	334,504
President and Chief Executive Officer	2013	70,599	4,026	74,625
John C. (Jay) Lent (4)	2014	151,616	5,021	156,637
Former Executive Vice President and Chief Financial Officer	2013	─	─	─
Phillip S. Buddenbohm	2014	150,000	2,393	152,393
Executive Vice President and Chief Credit Officer	2013	139,327	17,266	156,593

(1)	The following columns were intentionally omitted from the table because they contained no values: (1) bonus, (2) stock awards, (3) option awards, (4) non-equity incentive plan compensation, and (5) non-qualified deferred compensation earnings.
(2)	The amounts in this column reflect the various benefits and payments received by the applicable named executive officers. A break-down of the various elements of compensation in this column is set forth in the table below for the year ended December 31, 2014.
(3)	Mr. Stephens began working for us on September 23, 2013 in a consulting role prior to assuming his current position upon receipt of regulatory non objection on October 31, 2013. Mr. Stephens also serves as a member of our Board of Directors, but does not receive compensation for his service as a director.
(4)	Mr. Lent began working for us on February 11, 2014 in a financial analyst role prior to assuming his position as Executive Vice President and Chief Financial Officer on May 18, 2014, after receipt of regulatory non objection on April 28, 2014. Mr. Lent resigned effective March 2, 2015.

2014 All Other Compensation Table

Name	Perquisites(1) ($)	401(k) plan contributions ($)	ESOP allocations ($)	Group Life Insurance ($)	Long-term disability premiums ($)	Total ($)
John K. Stephens, Jr.	24,884	6,923	873	1,518	306	34,504
John C. (Jay) Lent	525	2,908	─	1,333	255	5,021
Phillip S. Buddenbohm	1,325	─	513	300	255	2,393

(1)	Perquisites for Mr. Stephens include reimbursement for temporary housing in connection with his relocation to Jacksonville, Florida and a phone allowance. Perquisites for Mr. Lent include a phone allowance. Perquisites for Mr. Buddenbohm include an automobile allowance for January and February and a phone allowance.

Incentive Program

We did not pay annual or quarterly incentive awards to the named executive officers.

Executive Agreements

Non-Compete and Non-Solicitation Agreement with Mr. Buddenbohm. Atlantic Coast Bank entered into a Non-Compete and Non-Solicitation Agreement with Mr. Buddenbohm on May 12, 2010. The agreement provides that for a period of two years following Mr. Buddenbohm’s termination of employment for any reason other than cause, Mr. Buddenbohm will not: (i) directly or indirectly solicit any of our officers or employees to terminate their employment with us; (ii) accept employment or become affiliated with any of our competitors in the same geographic locations where we have material business interests; or (iii) solicit or cause any of our customers to terminate an existing business or commercial relationship with us. As consideration for Mr. Buddenbohm’s covenants above, he will be entitled to receive a cash lump sum payment equal to two times (i) the highest annual rate of base salary and (ii) the highest annual bonus and non-equity incentive compensation paid to him over the most recent two calendar years prior to the termination of employment. Such payment will be made within 30 days following Mr. Buddenbohm’s date of termination.

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Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2014 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End (1)
	Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable(2) (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price(2) ($)	Option expiration date(3)
John K. Stephens, Jr.	—	—	—	—	—	—
John C. (Jay) Lent	—	—	—	—	—	—
Phillip S. Buddenbohm	7/28/2005	1,764	—	—	70.06	7/28/2015
	10/11/2005	1,078	—	—	69.90	10/11/2015

(1)	The following columns were intentionally omitted from the table: Stock Awards because they contained no values – (1) number of shares or units of stock that have not vested, (2) market value of shares or units of stock that have not vested, (3) equity incentive plan awards: number of unearned shares, units or other rights that have not vested, and (4) equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested.
(2)	Following the completion of the second-step conversion, all outstanding options to purchase common stock of Atlantic Coast Federal Corporation were exchanged for options to purchase our common stock pursuant to an exchange ratio of 0.1960. The option exercise price was determined by dividing the original option exercise price by the 0.1960 exchange ratio.
(3)	Stock options expire 10 years after the grant date in accordance with the Atlantic Coast Financial Corporation 2005 Stock Option Plan.

Benefit Plans

Stock Option Plan. Our outside directors and key employees and those of our Affiliates (as defined by the plan) are eligible to participate in and receive awards under the Atlantic Coast Financial Corporation 2005 Stock Option Plan (2005 Stock Option Plan). Under the 2005 Stock Option Plan, we reserved 139,720 shares of common stock (as adjusted as a result of the second-step conversion) to be issued pursuant to grants of stock option awards. A stock option gives the recipient the right to purchase shares of our common stock of at a specified price during a specified period of time. Awards may be granted as either incentive or non-statutory stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient. All stock options vest at a rate determined by our Board of Directors at the time the awards are granted to the recipient, but not more than 20% per year. Upon the termination of a recipient’s service for any reason other than death, disability, termination for cause, or termination following a change in control (other than for cause following a change in control), the recipient’s stock options shall be exercisable only as to those shares that were vested on the date of termination and only for one year following termination. Stock options will fully vest and become immediately exercisable upon the recipient’s termination of service due to death or disability, or if we experience a change in control.

Recognition and Retention Plan. Our outside directors and key employees and those of our Affiliates (as defined by the plan) are also eligible to participate and receive awards under the Atlantic Coast Financial Corporation 2005 Recognition and Retention Plan (2005 Recognition and Retention Plan). Under the 2005 Recognition and Retention Plan, we reserved 55,888 shares of common stock (as adjusted as a result of the second-step conversion) to be issued pursuant to grants of restricted stock awards. All restricted stock awards must vest at least 20% per year, beginning one year following the date of grant. However, the restricted stock awards will fully vest upon the recipient’s termination of service due to death or disability, or if we experience a change in control. No shares have been issued in connection with this plan since 2010.

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Employee Stock Purchase Plan. The Atlantic Coast Financial Corporation Employee Stock Purchase Plan was adopted on June 1, 2010 to encourage and facilitate the purchase of shares of our common stock. The plan is intended to be a tax-qualified “employee stock purchase plan” under Section 423 of the Internal Revenue Code, which has certain tax advantages. Under the plan, 29,400 shares of our common stock may be issued, with an annual increase of 9,800 shares to be added to the plan on the first day of each calendar year, starting on January 1, 2011, as adjusted as a result of the second-step conversion. Stock subject to purchase under the plan are shares of our common stock that have been authorized but unissued, or have been previously issued, or both.

The plan is generally open to all of our employees and our subsidiaries. Our Compensation Committee determines who is eligible to participate in the plan for each offering date. Participants then enter into a stock purchase agreement with us. Each agreement states the number of shares of common stock that are eligible to be purchased by the participant during a specified period of time beginning on the offering date and ending on a purchase date established by the Compensation Committee (the purchase period), provided however that the purchase period does not last longer than 27 months following the offering date. Each agreement also provides the purchase price of the shares of common stock that are eligible to be purchased by the participant. However, the purchase price of a share of common stock will be not less than 85% of its fair market value on the date of the stock purchase agreement (as adjusted as a result of the second-step conversion).

During the purchase period, the participant designates a fixed dollar amount of his or her compensation to be withheld for the purchase of common stock equal to the purchase price of the shares that are eligible to be purchased by the participant. We, or the appropriate participating subsidiary, credit these amounts to a plan account. Accounts are not credited with interest. Payroll deductions remain in effect until changed by the participant and remain in effect for successive purchase periods. Our Compensation Committee determines how often participants may change their deferral elections during a purchase period. A participant’s stock purchases during a calendar year may not exceed the lesser of: (i) a total dollar amount or number of shares as specified by our Compensation Committee, or (ii) $25,000.

At the end of the purchase period, if the fair market value of a share of common stock is equal to or greater than the purchase price specified in the stock purchase agreement, the shares covered by the agreement are automatically purchased by the participant with the funds held on behalf of the participant in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer than all of the shares covered by the agreement. Any balance in the plan account held on behalf of the participant after purchase of the shares is paid to the participant. If a participant does not purchase any shares, all funds in the plan account held on his or her behalf are paid to the participant. The number of shares the participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price. As soon as practicable after each purchase date, the custodian causes to be credited to the participant’s account the number of shares of common stock with respect to which the participant exercised his or her purchase rights under the plan.

Termination of a participant’s employment for any reason, including disability or death or the failure of the participant to remain continuously employed by us or one of our subsidiaries will terminate his or her participation in the plan immediately. The payroll deductions contributed to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto in accordance with the plan.

Amended and Restated Supplemental Executive Retirement Plan. Atlantic Coast Bank adopted the Atlantic Coast Bank Amended and Restated Supplemental Executive Retirement Plan, which was originally established on November 1, 2004 and was most recently amended and restated on January 1, 2005. Each employee who is selected by the Board of Directors of Atlantic Coast Bank is eligible to participate in this plan. Mr. Buddenbohm is participating in this plan.

Each participant in the plan is entitled to a supplemental retirement benefit equal to the executive’s “appreciation benefit.” The participant’s “appreciation benefit” is calculated based on the following formula: the “prior benefit” multiplied by the “issue price” multiplied by the “exchange ratio.” The “prior benefit” is the number of shares of our common stock equal to the participant’s accrued benefit under the plan as of December 11, 2009. The fair market value of our common stock as of December 11, 2009 used to determine the “prior benefit” is $1.44. The “issue price” is $10.00, which was the initial offering price of the shares of our common stock in connection with the second-step conversion. The “exchange ratio” is 0.196, which was used to determine the number of shares of our common stock that were exchanged for each share of common stock of Atlantic Coast Federal Corporation as a result of the second-step conversion.

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Each participant became 100% vested in the participant’s appreciation benefit as a result of the completion of the second-step conversion. Payment of the participant’s vested appreciation benefit will commence on January 1st of the year following the participant’s separation from service at or after attaining age 65 (the normal retirement age) and will be payable in 20 equal annual installments. If the participant’s separation from service occurs at or after attaining age 55 but before attaining the normal retirement age (the early retirement age), the participant’s appreciation benefit shall be reduced by 5% for each year the participant’s early retirement age is less than the normal retirement age. The reduced appreciation benefit will commence on January 1st of the year following the participant’s separation from service and will be payable in 20 equal annual installments.

Tax-Qualified Benefit Plans

401(k) Plan. Atlantic Coast Bank maintains the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements. Employees who have completed three consecutive months of service will begin participation in the 401(k) plan on the first day of the month coinciding with or following the date the employee has satisfied the eligibility requirements.

A participant may contribute up to 75% of his or her compensation to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For the 2014 calendar year, the maximum salary deferral contribution that could be made by a participant was $17,500, provided however that a participant over age 50 could contribute an additional $5,500 to the 401(k) plan. In addition to salary deferral contributions, Atlantic Coast Bank made matching contributions equal to 50% of the first 6% of the compensation that was deferred by the participant during the plan year. A participant is always 100% vested in his or her salary deferral contributions. All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in the employer contributions upon his or her death, disability, or attainment of age 60 while employed with Atlantic Coast Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 60), age 59½ (while employed with Atlantic Coast Bank), death, disability, or termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available. In addition, participants in the 401(k) plan can purchase shares of our common stock through the Atlantic Coast Financial Corporation Stock Fund.

Employee Stock Ownership Plan. We maintain the Atlantic Coast Financial Corporation Employee Stock Ownership Plan. Our employees who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the employee stock ownership plan. As part of the initial public offering of Atlantic Coast Federal Corporation, the employee stock ownership plan borrowed funds from Atlantic Coast Federal Corporation to purchase 465,520 shares of common stock, which served as collateral for the loan. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among the participants’ accounts as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the unallocated suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. However, participants have the right to elect to receive their benefits entirely in the form of common stock. Pursuant to FASB ASC Subtopic 718-40, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

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As a result of the second-step conversion, the 139,656 shares of Atlantic Coast Federal Corporation held in the suspense account were converted to 27,372 shares of our common stock, and all shares allocated to participants’ accounts were converted to shares of our common stock pursuant to the 0.1960 exchange ratio. In addition, the employee stock ownership plan purchased 68,434 of shares of our common stock issued in the conversion offering. The employee stock ownership plan funded its stock purchase with a loan from us equal to the aggregate purchase price of the common stock. This loan will be repaid principally through Atlantic Coast Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan, with payment in full by 2031. The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, which is currently 3.25%. Thereafter, the interest rate will adjust annually.

The trustee will hold the shares purchased by the employee stock ownership plan and all remaining unallocated shares that were purchased in connection with the initial public offering (95,806 shares in the aggregate) in an unallocated suspense account, and shares will be released to the participants’ accounts as the new loan is repaid, on a pro-rata basis. The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation.

Director Compensation

Set forth below is information regarding compensation paid to each of our non-employee directors for the year ended December 31, 2014, other than Mr. Stephens, who is a named executive officer and whose compensation for service as a director is fully reflected in the Summary Compensation Table.

Director Compensation (1)
Name	Fees earned or paid in cash ($)	All other compensation ($)	Total
Dave Bhasin (2)	23,544	—	23,544
Kevin G. Champagne	28,500	—	28,500
Bhanu Choudhrie	23,544	—	23,544
John J. Dolan	24,876	—	24,876
James D. Hogan (3)	—	—	—
W. Eric Palmer (4)	23,544	—	23,544
Jay S. Sidhu (5)	23,544	—	23,544
H. Dennis Woods (4)	23,544	—	23,544

(1)	The following columns were intentionally omitted from the table because the contained no values: (1) stock awards, (2) option awards, (3) non-equity incentive plan compensation, and (4) non-qualified deferred compensation earnings.
(2)	Mr. Bhasin elected to defer his compensation.
(3)	Mr. Hogan does not receive compensation for his service as a director.
(4)	As of December 31, 2014, Messrs. Palmer and Woods each had 5,379 outstanding option awards.
(5)	As of December 31, 2014, Mr. Sidhu had 19,600 outstanding option awards and 274 unvested restricted stock awards.

Cash Compensation

Members of the Board of Directors of Atlantic Coast Bank who are also members of the Board of Directors of Atlantic Coast Financial Corporation do not receive separate compensation for their service on the Board of Directors or the committees of Atlantic Coast Bank. Members of our Board of Directors receive a fee of $1,962 per month with the following exceptions: Mr. Champagne, as the chairman of the Board, receives a fee of $2,375 per month, and Mr. Dolan, as the vice-chairman of the Board and chairman of our Audit Committee, receives a fee of $2,073 per month. Other than as described above, committee members are not separately compensated for their service. Our directors who are also our employees are not compensated for their service as a director.

Incentive Program

We did not pay annual or quarterly incentive awards to any director in 2014.

15

Director Plans

Consulting Agreement with Mr. Sidhu. On May 13, 2011, Mr. Sidhu resigned as our Executive Chairman. In conjunction with Mr. Sidhu’s resignation, we entered into a consulting agreement with Mr. Sidhu, which became effective retroactive to April 1, 2011. The Consulting Agreement superseded and replaced in its entirety Mr. Sidhu’s prior Employment Agreement with us.

The Consulting Agreement was for a three-year term and provides that Mr. Sidhu will assist us with advice on operating, personnel, business and tax planning strategies in addition to assistance on future capital raising initiatives. Mr. Sidhu received $250,000 in compensation over the three-year term of the Consulting Agreement.

Mr. Sidhu was also entitled to an incentive bonus of $500,000 if we reversed (and fully realized as capital) by December 31, 2014, the entire valuation reserve established with respect to our net deferred federal and state income tax asset of $20.7 million as of December 31, 2010, and the accounting treatment with respect to the valuation reserve had been in accordance with generally accepted accounting principles. The objectives related to the incentive bonus were not achieved as of December 31, 2014 and, therefore, Mr. Sidhu did not receive a bonus payment.

2005 Stock Option Plan and 2005 Recognition and Retention Plan. The directors are eligible to participate in our 2005 Stock Option Plan and our 2005 Recognition and Retention Plan. Please see the description of the plans set forth under Executive Compensation – Benefit Plans for further details.

Director Stock Purchase Plan. The Atlantic Coast Financial Corporation Director Stock Purchase Plan was adopted on June 1, 2010 and is intended to encourage and facilitate the purchase of shares our common stock by directors. Under the plan, 29,400 shares of our common stock may be issued, with an annual increase of 9,800 shares to be added to the plan on the first day of each calendar year, starting on January 1, 2011, as adjusted as a result of the second-step conversion. Stock subject to purchase under the plan are shares of our common stock that have been authorized but unissued, or have been previously issued, or both.

The plan is open to all of our directors. Each participant must enter into a stock purchase agreement with us, which will state the number of shares of common stock that are eligible to be purchased by the participant during a specified period of time beginning on the offering date and ending on a purchase date established by our Compensation Committee (the purchase period), provided however that the purchase period does not last longer than 27 months following the offering date. Each agreement also provides the purchase price of the shares of common stock that are eligible to be purchased by the participant. However, the purchase price of a share of common stock will be not less than 85% of its fair market value on the date of the stock purchase agreement.

During the purchase period, the participant designates a fixed dollar amount of his or her director fees to be withheld for the purchase of common stock equal to the purchase price of the shares that are eligible to be purchased by the participant, as adjusted as a result of the second-step conversion. We, or the appropriate participating subsidiary, credits these amounts to a plan account. Accounts are not credited with interest. The amount of deductions remain in effect until changed by the participant and remain in effect for successive purchase periods. Our Compensation Committee determines how often participants may change their deferral elections during a purchase period. A participant’s stock purchases during a calendar year may not exceed the total dollar amount or number of shares specified by our Compensation Committee.

At the end of the purchase period, if the fair market value of a share of common stock is equal to or greater than the purchase price specified in the stock purchase agreement, the shares covered by the agreement are automatically purchased by the participant with the funds held on behalf of the participant in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer than all of the shares covered by the agreement. Any balance in the plan account held on behalf of the participant after purchase of the shares is paid to the participant. If a participant does not purchase any shares, all funds in the plan account held on his or her behalf are paid to the participant. The number of shares the participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date by the purchase price. As soon as practicable after each purchase date, the custodian causes to be credited to the participant’s account the number of shares of common stock with respect to which the participant exercised his or her purchase rights under the plan.

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Termination of a participant’s services for any reason, including disability or death or the failure of the participant to continuously remain our director or a director of one of our subsidiaries will terminate his or her participation in the plan immediately. Fees contributed to the participant’s account shall be returned to him or her or, in the case of death, to the person or persons entitled thereto in accordance with the plan.

Director Retirement Plan. Atlantic Coast Bank has adopted the Atlantic Coast Bank 2005 Amended and Restated Director Retirement Plan, effective June 17, 2010. Each member of the Board of Directors of Atlantic Coast Bank is eligible to participate in the plan. As a result of the completion of the second-step conversion, each participant is entitled to receive his or her “appreciation benefit.” The participant’s “appreciation benefit” will be payable in equal monthly installments of 120 months, commencing on the first day of the month following the completion of the second-step conversion.

The participant’s “appreciation benefit” is calculated based on the following formula: the sum of (i) the lesser of (A) the “prior benefit component” multiplied by the “issue price,” or (B) the director’s accrued benefit under the old agreement as of December 11, 2009 multiplied by 3% per annum, (ii) the “stock award component” multiplied by the “issue price,” and (iii) the “stock ownership component,” multiplied by the “issue price.” The “prior benefit component” is determined by dividing the director’s accrued benefit under the plan as of December 11, 2009 by $1.44, which is the fair market value of our common stock on December 11, 2009. The “stock award component” is equal to 25% of the number of shares of our common stock awarded to the participant under the 2005 Recognition and Retention Plan that were still held by the participant as of December 11, 2009. The “stock ownership component” is equal to 75% of the amount of shares of our common stock that were beneficially owned by the participant as of December 11, 2009. The “issue price” is the average selling price of a share of our common stock over the 30 day period immediately preceding the conversion, minus $1.44. The aggregate value of the “prior benefit component,” the “stock award component,” and the “stock ownership component” will be adjusted in accordance with the exchange ratio. Atlantic Coast Bank will pay interest on the unpaid balance of the participant’s appreciation benefit at the rate of the monthly average of the three-month LIBOR plus 275 basis points per annum until the appreciation benefit is paid in full.

Each participant became 100% vested in his appreciation benefit as a result of the completion of the second-step conversion on February 3, 2011. A portion of the participant’s vested appreciation benefit was used to purchase shares of our common stock that was issued in connection with the second-step conversion. Such purchased common stock is being held in a rabbi trust that was created by Atlantic Coast Bank. As a result, to the extent the participant’s appreciation benefit is invested in our common stock, then the participant’s appreciation benefit attributable to common stock will be distributed in-kind.

Director Deferred Fee Plan. We adopted the Atlantic Coast Financial Corporation Amended and Restated 2005 Director Deferred Fee Plan, effective January 1, 2005. The plan allows for a participant to elect to defer a portion of his or her director fees to the plan. All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant. The participant’s account balance is credited with earnings based on the participant’s choice among the investment alternatives made available under the plan. However, participants are not permitted to invest in our common stock through this plan. Each participant has the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the commencement date). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or if we experience a change in control. Generally, the participant’s account balance is payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years.

Director Deferred Compensation Plan for Equity. We adopted the Atlantic Coast Financial Corporation Amended and Restated 2007 Director Deferred Compensation Plan for Equity in order to allow participants to defer receipt of board fees and annual cash incentives to the plan, which is used to purchase “phantom shares” of our common stock. Each phantom share is deemed to be acquired at the prevailing market rate of our common stock, and is credited to a bookkeeping account established on behalf of each participant. The account is maintained in phantom shares for the duration of the participant’s participation in the plan. To the extent dividends are issued on our common stock, dividends are credited to the phantom shares in the same proportion as the actual dividends are credited to our common stock.

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Each participant has the right to elect for the payment of his or her account balance to commence on either a specified date or within 30 days following his or her separation from service (the commencement date). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability, or if we experience a change in control. Generally, the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his or her account balance to be payable in equal monthly installments over a period not to exceed 10 years. All payments made under the plan to the participant will be made in the form of our common stock.

Transactions with Certain Related Persons

We have a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions as those of comparable transactions with unaffiliated third parties prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. In addition, all loans to directors and executive officers are approved by at least a majority of the independent, disinterested members of our Board of Directors.

All loans Atlantic Coast Bank makes to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Atlantic Coast Bank. Loans to all directors and executive officers and their associates totaled approximately $0.2 million at December 31, 2014. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2014.

On March 26, 2014, the Bank purchased $16.2 million of one- to four-family mortgages, comprised entirely of loans within our markets, from Customers Bank for $16.5 million, at a premium of 1.75%. Messrs. Sidhu and Choudhrie are directors of Customers Bancorp, Inc., the parent company of Customers Bank. Mr. Sidhu is also the Chairman and Chief Executive Officer of Customers Bancorp, Inc. This loan purchase transaction was in the ordinary course of our business, made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated business partners, and did not involve more than a normal risk or present other unfavorable features.

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees to our Board named in this proxy statement. If not otherwise specified, proxies will be voted “FOR” the election of each nominee for director named in this proxy statement as recommended by our Board.

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PROPOSAL II – RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2014 was McGladrey LLP. Our Audit Committee has approved the appointment of McGladrey LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although the ratification of the appointment of McGladrey LLP is not required by our Bylaws, our Board of Directors is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2015, but the selection of other independent registered public accounting firms will be considered in future years. At the Annual Meeting, our stockholders will consider and vote on the ratification of the engagement of McGladrey LLP for our fiscal year ending December 31, 2015. Representatives of McGladrey LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by McGladrey LLP, during the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees	$336,300	$445,046
Audit Related Fees	46,225	49,185
Tax Fees	51,800	57,950
All Other Fees	—	353,960
Total Fees	$434,325	$906,141

Audit Fees

Audit fees of $336,300 and $445,046 in fiscal years 2014 and 2013, respectively, were for the audit of our consolidated financial statements and for our HUD-assisted audit.

The financial statement audit fees were $311,300 and $410,046 for fiscal years 2014 and 2013, respectively, and included fees relating to review of the financial statements included in our quarterly reports on Form 10-Q and review of our Annual Report on Form 10-K. The HUD-assisted audit fees totaled $25,000 and $35,000 for fiscal years 2014 and 2013, respectively, and included fees for the annual audit and report on our financial statements, internal control and compliance.

Audit-Related Fees

Audit related fees of $46,225 and $49,185 in fiscal years 2014 and 2013, respectively, were for annual benefit plan audits of our Employee Stock Ownership Plan and 401(k) plan.

Tax Fees

Tax fees of $51,800 and $57,950 in fiscal years 2014 and 2013, respectively, were for services related to tax compliance and tax planning.

All Other Fees

Other fees of $353,960 in fiscal 2013 were fees relating to the public offering completed in December 2013, totaling $350,000, and other non-audit accounting matters, totaling $3,960.

The Audit Committee’s policy is to require pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee has delegated pre-approval authority to its chairman when expedition of services is necessary. Our independent registered public accounting firm and our management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

19

In order to ratify the appointment of McGladrey LLP as the independent registered public accounting firm for the year ending December 31, 2015, the proposal must receive at least a majority of the votes cast at the Annual Meeting, without regard to abstentions or broker non-votes, either in person or by proxy, in favor of such ratification.

The Audit Committee of our Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015. If not otherwise specified, proxies will be voted “FOR” approval of this proposal as recommended by our Board of Directors.

20

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure stockholder proposals and nominations for director, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee for director, our Corporate Secretary must receive written notice at our principal executive office not less than 80 days nor more than 90 days prior to date of the annual meeting; provided, however, that in the event that less than 90 days notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, written notice by the stockholder must be received not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or public announcement of the date of such annual meeting was made. A stockholder may submit a stockholder proposal and/or nominate someone for director if the stockholder is (1) a stockholder of record on the date such stockholder gives the notice described herein and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures described herein and in our Bylaws.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person(s) (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any business proposed to be brought before an annual meeting by a stockholder must be a proper matter for action by stockholders.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification to serve on our Board of Directors, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person(s) (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director, if elected.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2016 Annual Meeting of Stockholders is expected to be held May 23, 2016. Accordingly, advance written notice for stockholder proposals and nominations for director, to be brought before that annual meeting must be received by our Corporate Secretary no earlier than February 23, 2016 and no later than March 4, 2016. If notice is received outside of these dates, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

21

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2016 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our principal executive office, 4655 Salisbury Road, Suite 110, Jacksonville, Florida 32256, Attention: Corporate Secretary, no later than December 23, 2015. Any such proposals will need to be in writing and shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act at their discretion in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. We have retained Corporate Communications, Inc., our regularly retained investor relations firm, to assist in the solicitation of proxies. Corporate Communications, Inc. will not receive any additional compensation for this service. In addition to solicitations by mail, directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation. Our 2014 Annual Report on Form 10-K has been mailed to all stockholders of record as of April 10, 2015. Any stockholder who has not received a copy of such annual report may obtain a copy by writing us at the address below. Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We intend to deliver only one annual report and proxy statement to multiple registered stockholders sharing the same address unless we have received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the annual report or proxy statement, they may call or write and request separate copies currently or in the future as follows:

Atlantic Coast Financial Corporation

Attn: Investor Relations

4655 Salisbury Road, Suite 110

Jacksonville, Florida 32256

Phone: (904) 565-8570

Fax: (904) 641-4845

IR@atlanticcoastbank.net

Registered stockholders sharing the same address and receiving multiple copies of annual reports or proxy statements may request the delivery of a single copy by writing or calling the above address or phone number.

BY ORDER OF THE BOARD OF DIRECTORS

Kathryn E. Henthorn
SVP, General Counsel and Corporate Secretary

Jacksonville, Florida

April 21, 2015

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REVOCABLE PROXY

ATLANTIC COAST FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2015

The undersigned hereby appoints JOHN K. STEPHENS, JR., and KATHRYN E. HENTHORN, and each of them, with full powers of substitution to act as attorneys and proxies (Proxies) for the undersigned to vote all shares of common stock of Atlantic Coast Financial Corporation (the Company) that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders (the Annual Meeting) to be held at the Sheraton Jacksonville Hotel, 10605 Deerwood Park Blvd., Jacksonville, Florida, at 10:00 a.m., local time, on May 18, 2015. Each of the Proxies is, and both are, authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	WITHHOLD	FOR ALL EXCEPT

1.     To elect as directors the following two nominees named in the proxy statement, each to serve for a three-year term ending in 2018 and until their respective successors have been elected and qualified:

Bhanu Choudhrie

James D. Hogan

INSTRUCTION: To withhold your vote for one of the individual nominees, mark “For All Except” and write the nominee’s name on the space provided.

___________________________________________

	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of McGladrey, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the nominees for director listed above, and “FOR” Proposal 2.

IF THIS PROXY IS PROPERLY EXECUTED, THEN THE SHARES WILL BE VOTED AS
DIRECTED, OR IF NO INSTRUCTIONS ARE SPECIFIED, THEN THE SHARES WILL BE
VOTED “FOR” THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS
PROPERLY PRESENTED AT THE ANNUAL MEETING, THE SHARES WILL BE VOTED BY
THE PROXIES AT THEIR DISCRETION IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment or postponement thereof and after notification to the Corporate Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of the Proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the General Counsel and Corporate Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting of the Stockholders, a proxy statement dated April 21, 2015, and the Company’s Annual Report on Form 10-K.

Dated: _________________, 2015	☐	Check Box if You Plan to Attend the Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized officer.

Please complete and date this proxy and return it
promptly in the enclosed postage-prepaid envelope.